UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2012

CABELA’S INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32227	20-0486586
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Cabela Drive, Sidney, Nebraska	69160
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (308) 254-5505

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2012, Cabela’s Incorporated (the “Company”) announced that, effective January 1, 2013, Joseph M. Friebe, Executive Vice President, and President and Chief Executive Officer of World’s Foremost Bank, will transition from his current positions and will become a special advisor to the Chief Executive Officer of World’s Foremost Bank.

On June 6, 2012, in connection with Mr. Friebe’s transition, the Company entered into an Executive Employment Agreement (the “Employment Agreement”) with Mr. Friebe.  The table below summarizes the key terms of the Employment Agreement.

Term	Through December 31, 2014, with a Company option to extend through June 30, 2015.

Position and Duties	Special advisor to the Chief Executive Officer of World’s Foremost Bank.

Base Salary

Through December 31, 2012	Annual base salary of $333,125.

January 1, 2013 through December 31, 2013	Annual base salary of $166,562.50.

January 1, 2014 through December, 2014	Annual base salary of $83,281.25.

January 1, 2015 through June 30, 2015	Annual base salary of $83,281.25 payable only if the Company exercises its option to extend the term of the Employment Agreement through June 30, 2015.

Bonuses

Fiscal 2012	Minimum bonus opportunity of $166,563, target bonus opportunity of $333,125, and maximum bonus opportunity of $499,688 based on the Company’s achievement of applicable business performance objectives.

Fiscal 2013	Fifty percent of 2013 annual base salary based on the Company’s achievement of applicable business performance objectives.

Fiscal 2014	Twenty-five percent of 2014 annual base salary based on the Company’s achievement of applicable business performance objectives.

Obligations of Company upon Termination

Good Reason, other than Cause, Disability
Subject to Mr. Friebe’s execution of a release, upon termination of Mr. Friebe’s employment by the Company without cause or by Mr. Friebe for good reason or as a result of Mr. Friebe’s death or disability, Mr. Friebe is entitled to:

    • Accrued and unpaid obligations (including base salary and unreimbursed business expenses);

    • Severance equal to the amount of base salary Mr. Friebe would have received through the end of the term of the Employment Agreement; and

    • Accelerated vesting of outstanding equity awards.

Cause other than for Good Reason
In the event Company terminates Mr. Friebe’s employment for cause or Mr. Friebe terminates employment without good reason, Mr. Friebe is entitled to accrued, unpaid base salary, unreimbursed business expenses, and other items earned by and owed to Mr. Friebe.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10 hereto and incorporated herein by reference.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of the Company was held on June 6, 2012.  Shareholders voted on the matters set forth below.

1.	Election of Directors: The ten nominees for election to the Board were elected, each for a one-year term, based upon the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Theodore M. Armstrong	61,340,104	386,237	221,532	5,483,827
Richard N. Cabela	54,555,051	7,173,388	219,434	5,483,827
James W. Cabela	59,689,076	2,040,820	217,977	5,483,827
John H. Edmondson	60,776,453	941,152	230,268	5,483,827
John Gottschalk	61,557,752	374,618	15,503	5,483,827
Dennis Highby	57,587,803	4,138,813	221,257	5,483,827
Reuben Mark	60,778,050	948,029	221,794	5,483,827
Michael R. McCarthy	60,677,615	1,258,950	11,308	5,483,827
Thomas L. Millner	61,157,809	775,807	14,257	5,483,827
Beth M. Pritchard	60,379,212	1,348,639	220,022	5,483,827

2.
Ratification of Appointment of Independent Registered Public Accounting Firm: The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2012 was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
66,375,000	399,685	657,015	0

3.	Advisory Vote on Executive Compensation (Say on Pay): The advisory vote on executive compensation was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
60,984,195	914,281	49,397	5,483,827

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits.

10	Executive Employment Agreement dated June 6, 2012, between Cabela’s Incorporated and Joseph M. Friebe

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA’S INCORPORATED

Dated: June 12, 2012	By:	/s/ Ralph W. Castner
Ralph W. Castner
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10	Executive Employment Agreement dated June 6, 2012, between Cabela’s Incorporated and Joseph M. Friebe